UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 24, 2011

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 24, 2011, the Board of Directors (the “Board”) of Così, Inc. (the “Company”), based on the unanimous recommendation of the Nominating/Corporate Governance Committee of the Board, appointed Stephen Edwards to serve as a director of the Company effective immediately.  The appointment of Mr. Edwards fills the vacancy in the class of Company directors whose terms expire at the 2014 annual meeting of stockholders of the Company, at which time Mr. Edwards’ continued service as a director of the Company will be subject to renomination and stockholder approval.  Mr. Edwards was not appointed to serve on any committees of the Board.

Mr. Edwards is currently a managing member of Edwards Capital Management LLC, a private investment company.  From July 2002 to January 2009, Mr. Edwards served as a Senior Managing Director of Atticus Capital LLC, a private partnership investing globally in public equity securities.  From January 2003 to February 2006, Mr. Edwards also served as a founding partner and portfolio manager of Atticus Opportunity Fund, Ltd, a private partnership investing in distressed assets. Prior to that time, Mr. Edwards served as a Senior Managing Director of Bruckmann, Rosser, Sherrill & Co., LLC, a middle market leveraged buyout fund. He has previously served on the Boards of Directors of Kemet Corporation, Smith Alarm Holdings, Town Sports International Holdings, Au Bon Pain Inc, Windy Hill Pet Food Company Inc, Unwired Plc, Anvil Holdings, and Champps Entertainment Inc. (NASDAQ: CMPP). Mr. Edwards holds a B.A. degree in Economics from Yale University and an M.B.A from Harvard Business School.

Mr. Edwards will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual Board retainer of $10,000, an in-person Board meeting attendance fee of $2,000 per meeting and a telephonic Board meeting attendance fee of $1,000 per meeting.  In addition, such directors receive an automatic annual grant of restricted stock with a fair market value equal to $25,000 at the time of the award.  Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Accordingly, on October 28, 2011, Mr. Edwards will be granted restricted shares of common stock of the Company having a fair market value determined as of October 28, 2011 equal to the pro rata portion of the automatic annual grant of $25,000 worth of restricted common stock each non-employee director receives pursuant to the Company’s Non-Employee Director Stock Incentive Plan.

In addition, Mr. Edwards and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Current Report on Form 8-K, dated December 18, 2008, and a form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 18, 2008, and is incorporated herein by reference.

The appointment of Mr. Edwards was not pursuant to any arrangement or understanding between him and any other person. In addition, Mr. Edwards is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On October 28, 2011, the Company issued a press release announcing the appointment of Mr. Edwards to the Board.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Così, Inc.

Date: October 28, 2011	By:	/s/ Mark Demilio
Name: Mark Demilio
Title: Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release dated October 28, 2011.	E